Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS SELECT

PRELIMINARY FINANCIAL RESULTS FOR THE YEAR ENDED 2016

COMPANY DELIVERS STRONGEST PERFORMANCE IN OVER A DECADE

MIAMI, FLORIDA, February 6, 2017 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQX: SBSAA) today reported select preliminary financial results for the year-ended December 31, 2016.

Financial Highlights

For the full year 2016, the Company currently expects consolidated Adjusted OIBDA*, which excludes non-cash stock-based compensation, to be approximately $47.5 million, an increase of 21% over 2015, and radio Adjusted OIBDA* to be approximately $56.6 million, an increase of 14% over 2015.  Adjusted OIBDA* margins were approximately 33% for consolidated and 44% for radio for the full year 2016 compared to 27% and 37%, respectively, in 2015.  Consolidated Operating Income will be approximately $42.2 million, representing a growth rate of 25% over 2015, and radio Operating Income will be approximately $54.7 million, representing a growth rate of 16% over 2015.

Discussion and Results

“Our select preliminary results for 2016 highlight our strongest performance in over a decade, with our Adjusted OIBDA* growth and operating margins ranking among the best in our industry," commented Raúl Alarcón, Chairman and CEO.

"During 2016, we successfully and efficiently grew our key operating units in all of the Company's markets, while simultaneously launching and integrating a unique digital video platform and augmenting our radio networks and live events initiatives, thus paving the way for continued expansion.

"Innovation" - "Adaptation" - "Integration": these are the cornerstone concepts that we will implement throughout and beyond 2017 to build upon our leadership position in Hispanic media and entertainment.”

Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. Adjusted OIBDA does not present station operating

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure.

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income as defined by our Senior Secured Notes. In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	Year Ended December 31, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$47,468	56,603	789	(9,924)
Less expenses excluded from Adjusted OIBDA, but included in operating income (loss):
Stock-based compensation	655	(9)	—	664
Depreciation and amortization	4,692	1,905	2,378	409
(Gain) loss on the disposal of assets, net	(11)	(11)	—	—
Impairment charges and restructuring costs	(37)	—	—	(37)
Operating Income (Loss)	$42,169	54,718	(1,589)	(10,960)

	Year Ended December 31, 2015
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$39,111	49,826	(253)	(10,462)
Less expenses excluded from Adjusted OIBDA, but included in operating income (loss):
Stock-based compensation	9	9	—	—
Depreciation and amortization	4,802	1,813	2,621	368
(Gain) loss on the disposal of assets, net	(87)	(78)	2	(11)
Impairment charges and restructuring costs	536	925	—	(389)
Operating Income (Loss)	$33,851	47,157	(2,876)	(10,430)

The Company noted that these financial results for the year ended December 31, 2016 are preliminary and subject to the completion of its financial closing procedures and audit by its independent auditors.  There can be no assurance that the Company’s final results for the year ended December 31, 2016 will not differ from these preliminary estimates as a result of customary review and audit procedures or adjustments, and any such changes could be material.  The Company also noted that only select financial information is being provided and that since such information is not complete, it might not accurately reflect the financial position and results of operations of the Company.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. owns and operates 17 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Networks, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 250 affiliated stations reaching 93% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations.  Forward-looking statements, which are based upon

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certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.  Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission.  All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667